Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Virginia Dividend Advantage Municipal Fund
333-49258
811-09469


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.
The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

 <c>Common and MuniPreferred
 shares voting
together as a class
<c>  MuniPreferred shares voting
together as a class
To approve the elimination of the Funds
fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
            1,521,941
                      643
   Against
                 77,126
                      148
   Abstain
                 55,989
                        12
   Broker Non-Votes
               314,654
                         -
      Total
            1,969,710
                      803



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
            1,540,866
                      643
   Against
                 59,265
                      135
   Abstain
                 54,925
                        25
   Broker Non-Votes
               314,654
                         -
      Total
            1,969,710
                      803



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012629.